UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 St. Clair Avenue West, Toronto, Ontario,	M5W 1K3

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

     On April 28, 2005, Imperial Oil Limited by means of a press release announced that project execution activities for the Mackenzie Gas Project are being halted due to insufficient progress on key areas critical to the project — the finalization of benefits and access agreements and the establishment of a clear regulatory process, including timelines.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

99.1	Press release of Imperial Oil Limited announcing project execution activities for the Mackenzie Gas Project are being halted due to insufficient progress on key areas critical to the project — the finalization of benefits and access agreements and the establishment of a clear regulatory process, including timelines.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: April 29, 2005

By:	/s/ Brian Livingston
	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and Corporate Secretary

By:	/s/ Tracey Both
	Name:	Tracey Both
	Title:	Assistant Secretary